UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 2, 2010

NTN BUZZTIME, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5966 La Place Court, Suite 100, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (760) 438-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2010, the Board of Directors (the “Board”) of NTN Buzztime, Inc. (“we,” “us,” “our” or the “Company”) appointed Steve Mitgang to serve as a member of our Board effective August 1, 2010.  Mr Mitgang’s appointment filled a current vacancy on the Board.

Mr. Mitgang has been appointed to serve as a director commencing August 1, 2010 until our next annual meeting of stockholders or until his earlier resignation or removal. Mr. Mitgang was appointed upon the recommendation of our Board’s Nominating and Corporate Governance/Compensation Committee, which had considered qualification guidelines previously adopted by the Board, the Board’s current composition and our operating requirements. Our Board has determined that Mr. Mitgang qualifies as an independent director under applicable SEC and NYSE Amex rules. There was no arrangement or understanding between Mr. Mitgang and any other person pursuant to which Mr. Mitgang was selected as a director.

In accordance with our current policy on director compensation, the Board approved the grant of options to Mr. Mitgang to purchase 30,000 shares of our common stock pursuant to our 2010 Performance Incentive Plan (the “Plan”).  The exercise price per share of the options will be equal to the fair market value of our common stock (as determined under the Plan) on August 1, 2010, which is Mr. Mitgang’s first day of service as a director.  One half of these option shares will vest and become exercisable on August 1, 2010.  The remaining shares vest and become exercisable in equal monthly installments on the last day of each consecutive calendar month beginning in September 2010 and ending on the last day of the calendar month in which the next annual meeting of shareholders is held, which is expected to occur in or about May 2011.

Mr. Mitgang will also be eligible to receive cash compensation of (i) $25,000 per year for his service as a member of the Board and (ii) $5,000 per year for service on each committee of the Board to which Mr. Mitgang may be appointed.  In addition, upon re-election to the Board at our next annual meeting of stockholders, Mr. Mitgang will be eligible to receive an annual stock option grant to purchase 20,000 shares of our common stock, subject to certain conditions as described in our annual proxy statement on Schedule 14A filed on April 29, 2010.

The appointment of Mr. Mitgang was announced in a press release, which is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
99.1	Press release issued on July 7, 2010 announcing the appointment of Mr. Mitgang to the Company’s board of directors.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

By:	/s/ Kendra Berger
Kendra Berger
Chief Financial Officer

Date:  July 7, 2010